FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2017

MCPI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1137 Highway 80 East
PO Box 1218
TOMBSTONE, AZ 86638
 (Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  520-457-9404

13601 Preston Rd., Ste E-202, Dallas, TX  75240

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Material Definitive Agreement

On November 28, 2016, MCPI, Inc. (the “Registrant”) entered into a Material Definitive Agreement.  Under the terms of the Agreement, the Registrant will issue 284,580,000 shares of its common stock to Armada Mining, Inc., an Arizona corporation, in exchange for rights and interests owned by Armada and related companies in mining properties in the historic Tombstone Mining District.  The Registrant will acquire rights and interests to approximately 3,800 acres of contiguous mineral leases, including some property acquired in fee simple, and ownership of 100% of Tombstone Development Company, which was formed in 1933, and is believed to be the oldest continually operating mining company in Arizona.  A copy of the Agreement is furnished herewith.  Subject to financing and various regulatory approvals, the Registrant intends to commence development of these properties by processing previously mined materials for silver, as well as precious and base metals; by reopening and developing existing mines using modern equipment and techniques; and by completing an existing drill/test grid to establish the boundary of producible ore bodies, in anticipation of a Bankable Feasibility Study and further development.

We are still working toward completion of this transaction.  As we are only acquiring select assets currently owned by Armada and Armada will continue with its current business plans and operations using the remainder of its asset portfolio, we intend to comply with the financial reporting requirements of the Exchange Act Rule 12b-2, by providing pro forma financial statements reflecting the effects of these transactions concurrent with the filing of disclosure reflecting our closing the Agreement.  Because we expect the value of the acquired assets to be material to our financial condition, we have engaged professional consultants to provide an independent valuation on the assets being acquired, including a Fair Value Opinion.  We anticipate completion of both the Fair Value Opinion and the acquisition of these specific assets currently owned by Armada by the end of the1st Quarter of Calendar 2017, and completion of this transaction in late February or early March 2017.

Item 2.01 – Completion of Acquisition or Disposition of Assets

See above.  The mining rights and interests identified will be acquired from Armada.  Although some of these rights and interests are nominally held in the names of Armont Mining Corp., Sandwich JV or John T. Bauska (who is also President and CEO, as well as a controlling shareholder of Armada), and others, actual ownership resides in Armada.

Item 5.01 – Changes in Control of Registrant

Under the terms of the Agreement, the Registrant will issue 284,580,000 shares of its common stock to Armada in exchange for certain of its assets, which will result in Armada owning approximately 85% of the Registrant post-transaction.  Armada reports that it anticipates exchanging a portion of these shares with existing shareholders; using a portion to satisfy obligations to related parties and others; and using a portion to finance other operations.  The Parties agreed that Registrant’s current management will appoint new directors and resign upon completion of a brief transition period, and have completed the management change, as disclosed herein.  The Registrant also contemplates a name change, to Mansfield-Martin Exploration Mining Inc., and has commenced the disclosure and approval process necessary to effect such change.

Item 5.02 – Officer/Director Resignation and Appointment

The Parties determined to effect management change contemplated by the Agreement prior to completion to facilitate the transition of its ownership, business model and direction.  Wayne R. Duke, the Registrant’s sole officer and director, appointed John T. Bauska, John Escapule and Dan Leatzow, as directors, and resigned.  Subsequently, the new directors appointed Mr. Bauska as President and Secretary/Treasurer, and Mr. Escapule as Vice-President.  Shortly thereafter, Mr. Escapule resigned his position as an officer and director r. to pursue his personal (mining) business.  Currently, Mr. Bauska and Mr. Leatzow are the Registrant’s sole officers and directors.  We have provided Mr. Escapule with an opportunity to confirm the basis for his resignation in writing for inclusion in this filing, but he has so far declined.

John T. Bauska  Mr. Bauska has over 40 years of experience in roadbuilding and earthmoving, and over 30 years of experience in precious metals mining in Montana and Arizona.  He has been involved in mining projects in the Tombstone Mining District for nearly 20 years, including as Vice President of Mergers and Acquisitions at Tombstone Exploration & Mining Corp. (TMBXF).  Mr. Bauska is currently  an officer and director of Trelis Corporation, a private Montana corporation with mineral leases and seasonal mining operations in the Bannack Mining District in Montana; a manager of Henry & Munro, LLC, a private company that provides venture capital to small companies, predominantly in extractive industries, in Montana; a director of Ionic Water Technologies, Inc., a private technology company that has developed waste water treatment equipment for the mining industry; a director of Bio-2, Inc., a private company that has developed a a biological water enhancement device; and the owner and manager of Morning View Arabians, LLC, a private company that breeds and deals in registered Arabian horses.   Mr. Bauska attended the University of Montana-Western from 1968 to 1970.

Dan M. Leatzow  Dr. Leatzow has over 25 years of experience in extractive industries – both oil and gas drilling and hard rock mining--, predominantly in waste water treatment and remediation.  Dr. Leatzow is currently on staff at Flathead Valley Community College as a Specialist in Advanced Manufacturing, and is an Entrepreneur in Residence at Washington State University.  Dr. Leatzow was a founder of Synergetix, Inc., a private company that provides engineering outsourcing for water quality monitoring and purification; he is currently a consultant to Synergetix.  Dr. Leatzow is President and CEO of pHoretic Technologies, Inc., a start-up formed to develop diagnostic and testing equipment from technology innovated by Washington State University.  Prior to 2013, Dr. Leatzow was the senior engineer for a series of companies providing permitting and engineering services relating to industrial waste water treatment and remediation plans for oil and gas development and mining projects.  Dr. Leatzow holds a Ph.D. in Chemical Engineering from Washington State University, conferred in 1998, and B.S. degrees in Chemical Engineering and Aerospace Engineering Sciences from the University of Colorado – Boulder, both conferred in 1994.

Item 9.01 – Financial Statements and Exhibits

We relied on previous management’s representations as to the status of the Registrant’s business operations in the initial disclosure of the transactions to be effected under the Agreement.  While we have found nothing to indicate the Registrant’s previous reporting was anything other than complete and accurate, we have, out of an abundance of caution, determined to disregard previous management’s representations as to “shell company” status, and chosen to report financial condition and other matters as if the Registrant qualified under Rule 405 under Section 12b-2 of the Exchange Act.  Because we are only acquiring select assets currently owned by Armada and Armada will continue with its current business plans and operations using the remainder of its asset portfolio, we intend to comply with the financial reporting requirements of the Exchange Act Rule 12b-2, by providing pro forma financial statements reflecting the effects of these transactions concurrent with the filing of disclosure reflecting our closing the Agreement.  The Registrant projects that this transaction will be completed, and the results of this transaction will be fully integrated and assumed into its financial statements, prior to March 31, 2017.  We expect the Registrant’s 2016 annual report on Form 10-K will reflect its status as a “shell company.”  As represented previously, Armada will continue to pursue its business and this is not a liquidating transaction; for this reason, the Registrant does not anticipate a requirement that Armada’s financial statements be audited under the Sale of Business standards.  If such contingency develops, or the Fair Value Report cannot be timely obtained, the Registrant is uncertain as to whether an audit of Armada’s financial statements or the pro forma financial statements can be completed in a timely manner, which would have a negative impact on its ability to timely file future reports.

Exhibits

10.1 Asset Acquisition and Stockholders' agreement

February 13, 2017

MCPI, INC.

/s/ J.T. Bauska
John T. Bauska, CEO

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